Exhibit 99.1

Jewett-Cameron Reports Fiscal 2024 Full Year and Fourth Quarter Operational and Financial Results

North Plains, Oregon, November 20, 2024 – Jewett-Cameron Trading Company Ltd. (Nasdaq: JCTC), a company committed to innovative products that enrich outdoor spaces, today announced operational and financial results for the fiscal 2024 full year and fourth quarter for the period ended August 31, 2024.

Recent Financial Operational Highlights

•	Experienced year-over-year growth in Q4 2024 in several product categories within its pet, fence and other segment as well as its industrial wood products segment. This growth was offset by the termination of the Company’s seed cleaning operations and a decrease in the Company’s lower margin wood fence business. Overall, Q4 2024 revenue was $13.2 million compared to $14.6 million in Q4 2023.
•	Created and launched a scalable process for Lifetime Steel Post® (LTP) displayers and refresh of Adjust-A-Gate® merchandisers for Home Depot and Lowes. First initiated in May 2024 in one region, the LTP displayers quickly expanded into over 100 stores in multiple regions by the end of August with more regions scheduled to be set up in fiscal year 2025. With the Company’s increased emphasis on appropriate product placement, it expects this growth will continue to increase throughout the year and likely provide greater contribution to future growth.
•	Partnered with Continental Sales & Marketing, Inc., a nationally recognized logistics and supply chain services company, to expand distribution with key national and regional home improvement retailers across its various product lines with a particular focus on the metal and composite Jewett-Cameron fence products.
•	Completed a significant step forward in its strategic plan to expand and diversify the Company’s supply sourcing adding three new supply partners. With the implementation of the new multi-source, multi-country, strategic sourcing plan, the Company is less dependent on one specific supply source for any single product or component and believes it will mitigate the burden of tariffs placed on various steel products coming into the U.S. from China and other countries.
•	Extensive internal development of new products and product line extensions planned for the next twelve months, including a new and improved Lucky Dog® Chain Link Kennel, a new low-profile, no-sag Adjust-A-Gate® Unlimited gate kit, and enhancements to the Company’s Lifetime Steel Post®, Euro Fence composite fence product, as well as improvements to the Adjust-A-Gate® Original.
•	Listed for sale the Company’s 11.6-acre property based in Hillsboro, Oregon that was previously a seed processing and storage facility at a current listing price of $9 million (1). The property currently has a book value of $566,022 and is unencumbered by any loans.
•	Updated the Company’s Nasdaq ticker symbol from “JCTCF” to “JCTC” to remove confusion surrounding the location of the Company’s operations, which have always been, and continue to be, located in Oregon.
•	Retained Lytham Partners to lead a strategic investor relations and shareholder communication program. The Company recently participated in Lytham Fall 2024 Investor Conference.

[1] This is the current asking price, and there is no guarantee the property will sell for this amount. If we are able to complete a sale, the net proceeds will be reduced by brokers’ commissions, expenses related to the sale, and taxes.

Management Discussion

“During the past two years, the team at Jewett-Cameron has successfully navigated through the aftermath of the pandemic, which initially provided a strong boost to our fence and pet product categories due to the surge in home remodels and influx in pet ownership, but thereafter resulted in higher channel inventory levels and a return to more normalized demand,” commented Chad Summers, CEO of Jewett-Cameron. “We believe we are well positioned to drive profitable growth with the implementation of a number of key strategic initiatives aimed at increasing revenue of our highest margin fence and pet products; improving our supply chain reliability and overall operational efficiencies; and through the launch of a series of innovative new products. We also made the strategic decision to exit certain non-core operations which has led to the listing for sale of our 11.6-acre seed cleaning facility and property.”

“With these strategic initiatives underway, a talented and committed leadership team, and a clear vision for the future direction of Jewett-Cameron in place, the timing is appropriate to move beyond our historical roots and broaden our exposure within the investment community and work towards increasing shareholder value. We have begun a process of improving transparency and our interaction with investors through conference participation, enhanced press releases, an improved website, new corporate presentations, and an updated trading symbol. We believe continued execution of our strategic plan, coupled with enhanced visibility to our progress, will have a positive impact on our shares, which currently trade at a significant discount to book value.”

“The operational pillars of Jewett-Cameron remain strong. We have exceptional quality products, an elite customer base that includes the world’s largest home improvement retailers, and a team that is dedicated to continuously delivering value for our customers. I look forward to delivering on our growth and financial objectives in fiscal 2025 and beyond,” Summers concluded.

Financial Results

Revenue for Q4 2024 was $13.2 million compared to $14.6 million in Q4 2023. The reduction relates primarily to the exit of seed cleaning operations in August 2023 and reductions in storage revenues into fiscal 2024. Additionally, supply limitations and a shift in product mix negatively impacted lower margin wood fence products. These decreases were offset, in part, by growth in the Company’s higher margin metal fence and pet containment solutions, growth in the Company’s sustainable solutions focused on its MyEcoWorld® product lines, and growth in the Company’s industrial wood operations.

Revenue for FY 2024 was $47.1 million compared to $54.3 million in FY 2023. The decrease of $7.2 million is due primarily to a $2.4 million decrease relating to the exit of seed cleaning operations, a $3.3 million decrease in pet product sales which is largely a reflection of higher channel inventory levels in the first half of fiscal 2023 and a return to more normalized demand following the increase in pet ownership during the pandemic, and a decrease in the Company’s lower margin wood fence products. These decreases were offset, in part, by a $1.1 million increase in the Company’s industrial wood segment that is focused on supplying engineered advanced noise and vibration reduction panels for transit buses, which was negatively impacted in the prior year as a result of limitations on new buses being built due to the pandemic and supply shortages.

Gross profit margins for Q4 2024 were 14.5% compared to 20.9% in Q4 2023. For FY 2024, gross profit margins were 18.8% compared to 22.6% in FY 2023. The decrease in gross profit margins largely reflect higher inventory costs being carried into the year from prior year periods, increased shipping expenses, as well as one-time writedowns of pet inventory totaling $110,000 in Europe and an increase in obsolete inventory reserve of $460,000. While the Company is seeing lower logistics costs, it continues to see increased volatility in shipping rates that do not allow the opportunity to adjust pricing with its customer base as quickly as it would like which impacts near-term margins. While there is still higher cost inventory to be sold through in future periods, the Company has advanced several initiatives to decrease cost of goods sold which it believes will be reflected in improved gross profit margins in the second half of fiscal 2025.

For FY 2024, operating expenses were $10.7 million compared to $11.8 million in FY 2023. The decrease in operating expenses is due to reduction in professional fees from the prior year due to the settlement of a legal matter as well as initiatives taken by the Company to implement operational efficiencies and realign headcount to new business processes.

During the first quarter of fiscal 2024, the Company successfully settled an arbitration dispute with a former distributor and received a one-time cash payment of $2.45 million in October 2023. This payment offset legal fees and some of the Company’s losses in connection with the arbitration.

Net loss for Q4 2024 was $(0.2) million or $(0.05) per basic and diluted share compared to net income of $0.3 million or $0.08 per basic and diluted share in Q4 2023. For FY 2024, net income was $0.7 million or $0.21 per basic and diluted share compared to net loss of $(0.0) million or $(0.01) per basic and diluted share in FY 2023.

As part of the Company’s initiatives to improve working capital, the inventory balances decreased to $13.2 million at August 31, 2024 from $18.3 at August 31, 2023. The cash balance at August 31, 2024 was $4.9 million compared to $0.1 million at August 31, 2023 . The Company has no long-term debt. Total stockholders’ equity at August 31, 2024 was $24.9 million, or $7.09 per share.

Conference Call Details

Date and Time: Wednesday, November 20, 2024, at 4:30 p.m. Eastern time

Call-in Information: Interested parties can access the conference call by dialing (844) 836-8745 for United States callers or +1 (412) 317-6797.

Webcast Information: The webcast will be accessible live and archived at https://app.webinar.net/pR0mNLJElyz, and accessible on the Investors section of the Company's website at https://jewettcameron.com/pages/investor-relations.

Replay: A teleconference replay of the call will be available until November 27, 2024 at (877) 344-7529 for U.S. callers or +1 (412) 317-0088 for international callers and using replay access code 4989201.

About Jewett-Cameron Trading Company Ltd. (JCTC)

Jewett-Cameron Trading Company is a holding company that, through its subsidiaries, operates out of facilities located in North Plains, Oregon. The Company's businesses consist of the manufacturing and distribution of patented and patent pending specialty metal and sustainable bag products, and wholesale distribution of wood products. The Company's brands include Lucky Dog®, for pet products; Adjust-A-Gate™, Fit-Right®, Perimeter Patrol®, Infinity Euro Fence, and Lifetime Post™ for gates and fencing; MyEcoWorld® for sustainable bag products; and Early Start, Spring Gardner™, Greenline®, and Weatherguard for greenhouses. Additional information about the Company and its products can be found on the Company's website at www.jewettcameron.com.

Forward-looking Statements

This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words like “plans”, “expects”, “aims”, “believes”, “projects”, “anticipates”, “intends”, “estimates”, “will”, “should”, “could” and similar expressions in connection with any discussion, expectation, or projection of future operating or financial performance, events or trends. Forward-looking statements are based on management's current expectations and assumptions, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict, including but not limited to, the fact that our business is highly competitive, we are continually seeking ways to expand our business, we may seek additional financing or other ways to expand operations and improve margins, the uncertainties of the Company's new product introductions, the risks of increased competition and technological change, customer concentration risk, supply chain delays, governmental and regulatory risks, as well as the other risk factors that are set forth in more detail in our Annual Report on Form 10-K and other documents filed with the SEC. Actual outcomes and results may differ materially from these expectations and assumptions due to changes in global political, economic, business, competitive, market, regulatory and other factors. We may not actually achieve the goals or plans described in our forward-looking statements, and investors should not place undue reliance on these statements. Any forward-looking statements speak only as of the date on which they are made and we undertake no obligation to publicly update or review any forward-looking information, whether as a result of new information, future developments or otherwise, except as required by law.

Investor Contact:

Robert Blum

Lytham Partners

Phone: (602) 889-9700

JCTC@lythampartners.com

JEWETT-CAMERON TRADING COMPANY LTD. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Expressed in U.S. Dollars)

AS OF AUGUST 31

	2024	2023
ASSETS
Current assets
Cash and cash equivalents	$4,853,367	$83,696
Accounts receivable, net of allowance of $0 (August 31, 2023 - $0)	3,668,815	5,634,924
Inventory, net of allowance of $550,000 (August 31, 2023 - $497,884)	13,157,243	18,339,048
Asset held for sale	566,022	—
Prepaid expenses	891,690	630,788
Prepaid income taxes	50,326	—

Total current assets	23,187,463	24,688,456

Property, plant and equipment, net	3,849,800	4,655,427

Intangible assets, net	112,222	134,845

Deferred tax assets	341,029	319,875

Total assets	$27,490,514	$29,798,603

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities

Accounts payable	$1,237,988	$2,181,194
Bank indebtedness	—	1,259,259
Income taxes payable	—	147,629
Accrued liabilities	1,401,382	2,113,194

Total liabilities	2,639,370	5,701,276

Stockholders’ equity
Capital stock Authorized 21,567,564 common shares, no par value 10,000,000 preferred shares, no par value Issued 3,504,802 common shares (August 31, 2023 – 3,498,899)	826,861	825,468
Additional paid-in capital	795,726	765,055
Retained earnings	23,228,557	22,506,804

Total stockholders’ equity	24,851,144	24,097,327

Total liabilities and stockholders’ equity	$27,490,514	$29,798,603

JEWETT-CAMERON TRADING COMPANY LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Expressed in U.S. Dollars)

YEARS ENDED AUGUST 31

	2024	2023

SALES	$47,145,176	$54,289,303

COST OF SALES	38,261,532	42,042,178

GROSS PROFIT	8,883,644	12,247,125

OPERATING EXPENSES
Selling, general and administrative	3,887,769	3,973,055
Depreciation and amortization	352,866	397,922
Wages and employee benefits	6,413,419	7,445,464

	10,654,054	11,816,441

(Loss) income from operations	(1,770,410)	430,684

OTHER ITEMS
Other income	2,450,000	—
Gain on sale of property, plant and equipment	90,787	70,250
Interest income (expense)	33,446	(458,463)
	2,574,233	(388,213)

Income before income taxes	803,823	42,471

Income taxes
Current	(103,224)	(357,974)
Deferred recovery	21,154	294,877

Net income (loss) for the year	$721,753	$(20,626)

Basic earnings (loss) per common share	$0.21	$(0.01)

Diluted earnings (loss) per common share	$0.21	$(0.01)

Weighted average number of common shares outstanding:
Basic	3,503,221	3,498,236
Diluted	3,503,221	3,498,236

JEWETT-CAMERON TRADING COMPANY LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Expressed in U.S. Dollars)

YEARS ENDED AUGUST 31

	2024	2023

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss) for the year	$721,753	$(20,626)
Items not affecting cash:
Depreciation and amortization	352,866	397,922
Stock-based compensation expense	32,064	23,303
Gain on sale of property, plant and equipment	(90,787)	(70,250)
Deferred income taxes	(21,154)	(294,877)

Changes in non-cash working capital items:
Decrease in accounts receivable	1,966,109	1,556,722
Decrease in inventory	5,181,805	2,293,265
(Increase) decrease in prepaid expenses	(260,902)	481,787
(Increase) decrease in prepaid income taxes	(50,326)	208,963
(Decrease) increase in accounts payable and accrued liabilities	(1,655,018)	872,302
(Decrease) increase in income taxes payable	(147,629)	147,629

Net cash and cash equivalents provided by operating activities	6,028,781	5,596,140

CASH FLOWS FROM INVESTING ACTIVITIES
Increase in intangible assets	—	(102,500)
Proceeds on sale of property, plant and equipment	110,689	70,250
Purchase of property, plant and equipment	(110,540)	(223,916)

Net cash and cash equivalents provided by (used in) investing activities	149	(256,166)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of bank indebtedness	(1,259,259)	(5,740,741)

Net cash and cash equivalents used in financing activities	(1,259,259)	(5,740,741)

Net increase (decrease) in cash and cash equivalents	4,769,671	(400,767)

Cash and cash equivalents, beginning of year	83,696	484,463

Cash and cash equivalents, end of year	$4,853,367	$83,696